UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(6)	Amount Previously Paid:

	(7)	Form, Schedule or Registration Statement No.:

	(8)	Filing Party:

	(9)	Date Filed:

This filing consists of the following documents distributed by Pharmaceutical Product Development, Inc. on November 15, 2011:

•	Employee Communication Regarding Impact of Merger on Employee Stock Purchase Plan.

Forward-Looking Statements

Certain statements in this Schedule 14A contain forward-looking statements, which may be identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against PPD and others following announcement of the merger agreement; (3) the inability to complete the merger due to the failure to satisfy the conditions to the merger, including obtaining the approval of the holders of at least a majority of PPD’s outstanding shares of common stock entitled to vote on the adoption of the merger agreement; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee and customer retention as a result of the merger; (5) the ability to recognize the benefits of the merger; (6) legislative, regulatory and economic developments; and (7) other factors described in PPD’s filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this Schedule 14A are beyond PPD’s ability to control or predict. PPD can give no assurance that the conditions to the merger will be satisfied. Except as required by law, PPD undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. PPD is not responsible for updating the information contained in this Schedule 14A beyond the published date.

DATE:	November 14, 2011

TO:	PPD Employees in Countries where the Employee Stock Purchase Plan (ESSP) is Currently Offered

FROM:	PPD Human Resources

RE:	Additional Information on the Impact of PPD’s Merger on the ESPP

As follow-up to the Memorandum dated October 14, 2011 regarding the impact on the Employee Stock Purchase Plan (“ESPP”) and shares purchased under the ESPP of the proposed merger of PPD and a wholly owned subsidiary of Jaguar Holdings, LLC, an entity formed by investment funds managed by The Carlyle Group and Hellman & Friedman (“merger”), pursuant to an Agreement and Plan of Merger dated October 2, 2010 (“Merger Agreement”), following is additional information and/or clarification.

The information below is relevant to both participants in the current ESPP offering period, which commenced on 1 July 2011, and employees that have participated in previous ESPP offering periods and still hold shares of PPD stock in their Morgan Stanley Smith Barney (“MSSB”) account or elsewhere.

The Q&A discussed below is intended to make a complex topic more easily comprehended. Wherever Q&A examples or a discussion differs from the Merger Agreement and/or the ESPP documentation, the terms and conditions provided by the Merger Agreement and/or the ESPP documentation will prevail.

Update on Current Offering Period

In our communication dated October 14, 2011, we indicated that if the merger closes before the end of the current offering period as expected (i.e., before December 31, 2011), PPD will accelerate the last day of the offering period to the business day immediately prior to the closing date (date yet unknown).

After discussions with MSSB and PPD’s stock transfer agent, it has been determined that in order to purchase shares and complete the process to allocate shares into individual accounts the last day of the offering period will now be five (5) business days prior to the anticipated closing date of the merger.

What happens if the merger is then delayed or cancelled?

If the process described above to close out the current offering period occurs and the closing date of the merger is subsequently delayed or cancelled, MSSB will return the shares purchased during the current offering period to the transfer agent and ensure that participants do not sell or otherwise transfer any such shares.

In order to do this, MSSB will freeze accounts for current plan participants at the time shares purchased during the current offering period arrive at MSSB from the transfer agent. After the accounts are frozen, if a participant has shares he or she wishes to sell or otherwise transfer that were purchased during a prior offering period, the participant will need to contact MSSB to have the account restriction manually lifted to allow for that particular sale or transfer. Following that transaction, the restriction will be placed back on the account to ensure no shares purchased during the current offering period are sold or transferred.

MSSB can be contacted at 001-210-677-3712 (non-US participants) or 888-873-1194 or 210-677-3712 (US participants) to facilitate this process in the event it is necessary.

Given the accelerated offering period end date, what contributions will be used to purchase shares in the current offering period?

The current intention is that all ESPP contributions for the month of November 2011 (but not December) will be included in the current offering period. Deductions will be made in November payrolls as usual.

For shares held with MSSB, how long will it take to receive proceeds from the tender of shares purchased through the ESPP during the current or previous offering periods? How will the proceeds be delivered?

MSSB has indicated it will take approximately five (5) business days following the merger date to liquidate PPD share accounts.

Non-US Shareholders

All non-US shareholders with shares maintained in a MSSB account set up through the ESPP will have a Limited Purpose Retail Account (“LPRA”) established automatically on their behalf. Proceeds from the tender will be deposited into this LPRA. Participants can maintain this cash balance in their LPRA, or work with MSSB to have the funds wired to a different bank account (in USD or local currency) or mailed to them via check via U.S. mail. Access to the LPRA will be consistent with access to the ESPP account (www.benefitaccess.com). MSSB Customer Service Representatives can also be contacted for assistance or questions at 001-210-677-3712.

US Shareholders

All US shareholders with 1,500+ shares of PPD shares in their MSSB ESPP account or employees who have been granted stock options in the past by PPD will have a Limited Purpose Retail Account (“LPRA”) established automatically on their behalf. Proceeds from the tender will be deposited into this LPRA. Participants can maintain this cash balance in their LPRA, or work with MSSB to have the funds wired to a different bank account or mailed to them via check via U.S. mail. Access to the LPRA will be consistent with access to the ESPP account (www.benefitaccess.com). MSSB Customer Service Representatives can also be contacted for assistance or questions at 888-873-1194 or 210-677-3712.

US shareholders who have not been granted stock options in the past by PPD and have less than 1,500 shares of PPD stock in their ESPP account will have proceeds from the tender mailed to them via check via U.S. mail at the home address on file at MSSB. MSSB Customer Service Representatives can also be contacted for assistance or questions at 888-873-1194 or 210-677-3712.

All current and past participants will be able to view their ESSP history in Benefit Access through the end of the 2011 US tax filing season (April 17, 2012).

How much does MSSB charge to convert United States dollars to a different currency, and/or to wire my funds to a different bank or brokerage account?

MSSB currency conversion charge:	50 basis points (.5%)
Service MSSB uses to determine currency conversion rate:	Reuters
Standard MSSB Service Charge per transaction:	$6.00 USD
Additional charge to wire funds to another institution:	$25.00 USD

For shares NOT held with MSSB, what is the process and timing for liquidating my account following the tender?

Plan participants holding shares with other brokers or financial institutions will need to contact their broker or financial institution directly for answers to these questions.

What do I need to consider from a US tax standpoint?

For current and past US participants, all shares that were acquired during the following ESPP offering periods will meet the definition of a disqualifying disposition when tendered in the merger:

January 1, 2010 – June 30, 2010

July 1, 2010 – December 31, 2010

January 1, 2011 – June 30, 2011

July 1, 2011 – last day of current offering period

A disqualifying disposition occurs when shares are disposed of (e.g., sold or tendered) within two (2) years of the first day of an offering period, or within one (1) year of a purchase date (i.e., the last day of an offering period).

As a result of the disqualifying disposition, shares acquired during the ESPP offering periods listed above will be taxed as ordinary income on the difference between:

a)	the fair market value of the shares on the last day of the applicable offering period; and

b)	the purchase price paid for those shares.

This ordinary income will be reflected on your year-end Form W-2. The amount, if any, by which the $33.25 payable for each share of PPD stock in the merger exceeds the fair market value of the shares on the last day of the applicable offering period will be taxed as a capital gain. Conversely, the amount, if any, by which the fair market value of the shares on the last day of the applicable offering period exceeds the $33.25 payable for each share of PPD stock in the merger will be treated as a capital loss.

For ESPP shares that were acquired before January 1, 2010, the tender in the merger will be a qualifying disposition. In this case, a US participant will have taxable ordinary compensation income to report on his or her tax return equal to the excess, if any, of (i) the lesser of the fair market value of the shares on the first day of the applicable offering period and the $33.25 payable for each share of PPD stock in the merger, over (ii) the purchase price paid for the shares. In addition, the difference between the $33.25 payable for each share of PPD stock in the merger and the sum of the purchase price paid for a shares plus any compensation income recognized with respect to the shares will be treated as a capital gain or loss.

PPD’s Tax Department will be providing additional information to US plan participants explaining this event in further detail. PPD is unable however to give individual tax advice, so it is recommended you obtain independent guidance from a tax professional to understand the tax consequences of the merger based on your personal circumstances.

What do I need to consider from a non-US tax standpoint?

For current and past participants based outside the US, guidance on how any gains arising should be treated for tax purposes will be provided on a country by country basis after the closing of the merger.

How do I access my ESPP account?

To access your ESPP account on-line, go to www.benefitaccess.com. If you have not accessed your ESPP account before or are having trouble accessing it, please contact a MSSB Customer Service Representative at 888-873-1194 if in the US, or 001-210-677-3712 if outside the US. If you hold shares in an account outside of MSSB, contact your broker.

Do I need to take any action?

If you have not done so already, all current and past participants with shares (or soon to hold shares) should ensure they have a valid Form W8-BEN (Non-US) or Form W-9 (US) on file with MSSB or your broker. These forms can be accessed at www.benefitaccess.com or by contacting a MSSB Customer Service Representative at 888-873-1194 if in the US, or 001-210-677-3712 if outside the US. If you hold shares in an account outside of MSSB, contact your broker.

Whom can I contact if I have additional questions?

Depending on your question, you can contact MSSB, your human resources representative or your Benefits Department.

In the event any information contained in this communication differs from official plan documents or the Merger Agreement, those documents will prevail.

Additional Information and Where to Find It

In connection with the proposed Merger, PPD filed a definitive proxy statement with the United States Securities and Exchange Commission (the “SEC”) on October 28, 2011, which it has mailed, along with a form of proxy, to shareholders of record of the company. PPD’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. PPD’s security holders may obtain, without charge, a copy of these documents from the SEC’s website at www.sec.gov. PPD’s security holders may also obtain, without charge, a copy of the definitive proxy statement and other relevant documents by going to the Investors section of PPD’s corporate website, www.ppdi.com or directing a request by mail or telephone to Pharmaceutical Product Development, Inc., Attn: Investor Relations, 929 North Front Street, Wilmington, North Carolina 28401, telephone: (910) 558-7585.

PPD and its directors and officers may be deemed to be participants in the solicitation of proxies from PPD’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed merger. Information about PPD’s directors and executive officers and their ownership of PPD’s common stock is set forth in the proxy statement for the company’s 2011 annual meeting of shareholders, which was filed with the SEC on March 31, 2011. Shareholders may obtain additional information regarding the interests of PPD and its directors and executive officers in the proposed merger, which may be different than those of the company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.

All information provided in this Memorandum is intended as general information and does not constitute investment advice. We recommend that you obtain independent financial advice with regards to the taxation or any other implications of this transaction based on your personal circumstances.

To ensure compliance with United States Treasury Department Circular 230, holders of ESPP shares are hereby notified that (i) any discussion of United States federal tax issues in this Memorandum is not intended or written to be relied upon, and cannot be relied upon, by any holder for the purpose of avoiding penalties that may be imposed on a holder under the Internal Revenue Code of 1986, as amended; (ii) such discussion is written to support the promotion or marketing of the transactions or matters addressed in this Memorandum; and (iii) holders of ESPP shares should seek advice based on their particular circumstances from an independent tax advisor.

This Memorandum contains forward-looking statements, including about our expectations with respect to closing the merger. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against PPD and others following announcement of the Merger Agreement; (3) the inability to complete the merger due to the failure to satisfy the conditions to the merger, including obtaining the approval of the holders of at least a majority of PPD’s outstanding shares of common stock entitled to vote on the adoption of the Merger Agreement; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee and customer retention as a result of the merger; (5) the ability to recognize the benefits of the merger; (6) legislative, regulatory and economic developments, including potential changes in tax laws; and (7) other factors described in PPD’s filings with the SEC. Many of the factors that will determine the outcome are beyond PPD’s ability to control or predict. PPD can give no assurance that the conditions to the merger will be satisfied. Except as required by law, PPD undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. PPD is not responsible for updating the information contained in this Memorandum beyond the published date.